Exhibit 10.21
DUCOMMUN INCORPORATED

PRSU CASH-BASED LONG-TERM INCENTIVE AWARD AGREEMENT

This cash-based long-time incentive award agreement (the “Agreement”) is made as of ______, 202_ (the “Effective Date”), between Ducommun Incorporated, a Delaware corporation (the “Corporation”), and ________ (“Award Holder”).
R E C I T A L S
This Agreement is subject to and governed by the terms of the Amended and Restated 2020 Stock Incentive Plan (the “Plan”).
A G R E E M E N T S
1.Grant. The Corporation hereby grants to the Award Holder an award (the “Award”) with a target value (if the Corporation achieves the target level performance goals described in Exhibit A attached hereto) of $____________ (the “Target Award”), subject to certain adjustments as described herein. The Award granted hereunder represents the right to receive a payment in cash based upon the percentage of the Target Award earned, subject to the conditions set forth in this Agreement and the Plan.
2.Definitions. Unless the context clearly indicates otherwise, and subject to the terms and conditions of the Plan as the same may be amended from time to time, the following terms, when used in this Agreement, shall have the meanings set forth in this Section 2.
        “Common Stock” shall mean the Common Stock, $.01 par value, of the Corporation or such other class of shares or other securities as may be applicable pursuant to the provisions of Sections 4 and 9 of this Agreement.
“Subsidiary” shall mean a corporation or other form of business entity more than 50% of the voting shares of which is owned or controlled, directly or indirectly, by the Corporation and which is designated by the Committee for participation in the Plan by the key employees thereof.
        “Committee” shall mean the Compensation Committee of the Board of Directors of the Corporation, or if there is no such committee acting, the Board of Directors of the Corporation.

    3.    Vesting. The Award shall vest at the end of the 3-year performance period, beginning as of January 1, 202_ and ending on December 31, 202_ (the “Performance Period”). The vesting of the Award shall be based upon the Corporation achieving during the last year of the Performance Period, that level of revenue as set forth in Exhibit A as approved by the Committee at the commencement of the Performance Period. Following the end of each fiscal year of the Performance Period and the collection of relevant data necessary to determine the extent to which the performance goals set forth in Exhibit A have been satisfied, the Committee will determine: (a) the amount of revenue that was achieved by the Corporation during the Performance Period relative to the level of revenue approved by the Committee, and (b) the percentage of the Target Award earned as a result thereof for the Performance Period (the “Earned Award”). The Earned Award shall vest (and become the “Vested Award”) as of the last day of the Performance Period, subject to the continued employment of the Award Holder by the Corporation through such date. The Committee shall make the determination set forth herein in its sole discretion. The level of achievement of revenue shall be evidenced by the Committee’s written certification. For the avoidance of doubt, any portion of the Target Award that does not vest in accordance with the forgoing shall expire without consideration at the end of the Performance Period.
4.    Settlement of Vested Award. Upon the vesting of all or a portion of the Award, the Vested Award shall be paid to the Award Holder in cash, subject to any required tax withholding obligations, upon the Committee’s written certification as set forth in Section 3. No shares of Common Stock shall be issued with respect to the Award. The Award Holder shall not acquire or have any rights as a shareholder of the Corporation by virtue of this Agreement (or the Award evidenced hereby). Notwithstanding the foregoing, the Award Holder may elect, on a form and in a manner prescribed by the Corporation, to defer any payment of Vested Award, provided that any such deferral of payment must comply with any applicable requirements of Section 409A of the Code.
5.        Termination. If the Award Holder’s employment with the Corporation or a Subsidiary terminates before the end of the Performance Period for any reason, except as provided in this Section 5 or as determined by the Committee in its sole and absolute discretion, then the Award will be forfeited and cancelled and surrendered to the Corporation without payment of any consideration, effective on the date of the Award Holder’s termination of employment. Upon the termination of the Award Holder’s employment with the Corporation or a Subsidiary as a result of the Award Holder’s death or “permanent disability” (as defined herein) the Restricted Stock Units shall become fully vested on the date of such death or “permanent disability”. As used herein, the term “permanent disability” shall mean the date on which the Award Holder has not worked or been able to work due to physical or mental incapacity for a period of one hundred eighty (180) consecutive days.
6.     Reserved.
        7.     No Right to Continued Employment. Nothing in the Plan, in this Agreement or in any other instrument executed pursuant thereto shall confer upon the Award Holder any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or shall interfere in any way with the right of the Corporation or any such Subsidiary to at any time terminate the employment of the Award Holder with or without cause.
    8.    Reserved.
    9.    No Rights as a Shareholder. Neither the Award Holder nor any beneficiary or other person claiming under or through the Award Holder shall have any right, title or interest in or to any shares of Common Stock as a result of the Award or this Agreement.
    10.    Withholding. The Corporation or any Subsidiary of the Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or such Subsidiary determines it is required to withhold in connection with this Agreement and the transactions contemplated hereby.
    11.    No Assignments. Neither this Agreement, nor this Award nor any other rights and privileges granted hereby shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this Agreement, this Award or any other right or privilege granted hereby contrary to the provisions hereof, this Agreement, this Award and all of such rights and privileges shall immediately become null and void, provided however, that the Award Holder may transfer an Award to any “family member” (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the

Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8 and provided further, that such transferee acknowledges and agrees that the Award remains subject to all of the terms and conditions of this Agreement and the Plan.
    12.    Other Programs. Nothing contained in this cash-based long-time incentive award agreement shall affect the right of the Award Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit-sharing or other employee benefit plan or program of the Corporation or of any Subsidiary of the Corporation.
    13.    The Plan. The Award hereby granted is subject to, and the Corporation and Award Holder agree to be bound by all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment may adversely affect the Award Holder’s rights under this Agreement. Award Holder acknowledges receipt of a complete copy of the Plan.
    14.    Clawback. Notwithstanding any other provisions in the Plan, the Corporation may cancel any Award, require reimbursement of any Award by the Award Holder, and effect any other right of recoupment of compensation provided under the Plan (including under this Agreement) in accordance with the Corporation’s clawback policy as the same may be adopted and/or modified from time to time (the "Clawback Policy"). In addition, Award Holder acknowledges that any Award granted pursuant to the Plan and this Agreement may be subject to repayment to the Corporation in accordance with the Clawback Policy. By accepting the Award, Award Holder is agreeing to be bound by the Clawback Policy, as in effect on the Effective Date or as may be adopted and/or modified from time to time by the Corporation in its sole discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
    15.    Committee Authority. All questions arising under the Plan or under this Agreement shall be decided by the Committee in its total and absolute discretion. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Award Holder to the maximum extent permitted by the Plan.
    16.    Consideration. The consideration for the rights and benefits conferred on Award Holder by this Award are the services rendered by the Award Holder after and not before the grant of this Award.
    17.    Applicable Law. This Award has been granted as of the effective date set forth above at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.
DUCOMMUN INCORPORATED

By: ____________________________________
         Chief Executive Officer

By: ____________________________________
                 Secretary

                            __________________________________
                                         Award Holder

EXHIBIT A

A-1